Exhibit 4.5
JOHN A. SCHISSEL                                     TELEPHONE: (704) 383-1967
DIRECTOR                                             FACSIMILE: (704) 383-6205
REIT BANKING GROUP
FIRST UNION NATIONAL BANK




June 25, 1999


Cornerstone Realty Income Trust, Inc.
CRIT-NC, LLC
Cornerstone REIT Limited Partnership
306 East Main Street
Richmond, Virginia  23219

Re: $5,500,000 Promissory Note dated June 29, 1999 between Cornerstone Realty Income Trust, Inc. ("Cornerstone"), CRIT-NC, LLC ("CRIT-NC"), and Cornerstone REIT Limited Partnership ("Cornerstone REIT L.P.," together with CRIT-NC and Cornerstone, the "Borrowers") and First Union National Bank (the "Bank").

The Borrowers have requested that the Bank extend to the Borrowers a loan to fund the refinancing of a $5,500,000 loan obtained by Cornerstone on June 25, 1996. The Bank has agreed to do so on the terms and subject to the conditions set forth herein (the "Letter Agreement").

INCORPORATION BY REFERENCE. All of the terms, conditions and provisions of that certain Credit Agreement dated as of October 30, 1997 by and among Cornerstone Realty Income Trust, Inc. each Additional Borrowers that may become party thereto, the lenders who are or may become parties to that Agreement and the Bank as agent for such lenders, as said Agreement may be amended, restated, supplemented or otherwise modified from time to time including without limitation by those certain Joinder Agreements dated as of December 31, 1997 and April 22, 1999 (collectively "Original Credit Agreement") are hereby incorporated by reference and govern the credit facility provided hereby except as otherwise set forth below. Capitalized terms not defined in this Letter Agreement shall have the meanings attributed to them in the Original Credit Agreement except as otherwise expressly provided for herein. Notwithstanding the foregoing, the following provisions of the Original Credit Agreement are hereby modified with respect to the facility which is being provided by this Letter Agreement (but not with respect to the credit facility being provided under the Original Credit Agreement).

MATURITY DATE. For purposes of this Letter Agreement, the "Maturity Date" means September 27, 1999 and is not subject to any extension.

The term "Termination Date" for purposes of this Letter Agreement shall be determined based on using the Maturity Date specified in the immediately preceding paragraph above and not the


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"Maturity Date" as defined in the Original Credit Agreement.

COMMITMENT. The term "Aggregate Commitment" for purposes of this Letter Agreement shall be $5,500,000 and is not subject to any increase.

"Loan" for purposes of this Letter Agreement means that amount funded by the Bank up to $5,500,000 made to any Borrower pursuant to this Letter Agreement and all such Loans, collectively, as the context requires.

DECISION MAKING. The parties acknowledge that the Original Credit Agreement is an agented multi-lender facility and that the credit facility being provided under this Letter Agreement is being provided solely by the Bank in its capacity as lender and that all requirements for voting consents or waivers among lenders and all provisions relating to the Bank's role as Agent under the Original Credit Agreement will not apply to this Letter Agreement. All decisions, consents, waivers or other actions required to be made for purposes of this Letter Agreement will be made solely by the Bank.

NOTE. For purposes of the Letter Agreement, it is acknowledged that there is only one Note which is the Promissory Note being executed by the Borrowers to the order of the Bank.

FUNDING CONDITION. It is a condition of this Letter Agreement that the Borrowers return the originally executed Letter of Credit in the amount of $5,500,000 issued by the Bank in connection with the acquisition of Trolley Square East apartments prior to funding of this loan.

ACKNOWLEDGEMENT. By executing this document, the Borrowers hereby reaffirm that all representations and warranties contained in the Original Credit Agreement (as defined in the Credit Agreement dated October 15, 1998 between the Borrowers and the Bank) are true and correct as of the date hereof, and the Borrowers hereby further certify and confirm that no Event of Default under the Original Credit Agreement is currently in existence.


Sincerely,



                         [Signatures on following pages]


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                            ACKNOWLEDGED and AGREED:


                            CORNERSTONE REALTY INCOME TRUST, INC.


                            By: /s/ Glade M. Knight
                                -------------------------------------------
                            Name: Glade M. Knight
                                -------------------------------------------
                            Its: Chief Executive Officer
                                -------------------------------------------


                           CRIT-NC, LLC.

                           By: /s/ Glade M. Knight
                                -------------------------------------------
                           Name: Glade M. Knight
                                -------------------------------------------
                           Its: Chief Executive Officer of
                                Sole Member/Manager
                                -------------------------------------------


                           CORNERSTONE REIT LIMITED PARTNERSHIP

                           By: /s/ Glade M. Knight
                                -------------------------------------------
                           Name: Glade M. Knight
                                -------------------------------------------
                           Its: Chief Executive Officer of General Partner
                                -------------------------------------------


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